                                                                    CONFIDENTIAL

                                                                  EXHIBIT 10.7.3

[XXXXXX]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               SECOND ADDENDUM TO
                    JOINT DEVELOPMENT AND LICENSE AGREEMENT


THIS SECOND ADDENDUM TO JOINT DEVELOPMENT AND LICENSE AGREEMENT is made as of the _____ day of February, 1996 (the "Effective Date"), among Nintendo Co., Ltd. ("NCL"), Nintendo of America Inc. ("NOA") (NCL and NOA are referred to collectively as "Company"), Silicon Graphics, Inc., and MIPS Technologies, Inc. (collectively referred to as "SGI").

                                   BACKGROUND

Company and SGI are parties to a "Joint Development and License Agreement", dated August 20, 1993, as supplemented by the "First Addendum to Joint Development and License Agreement", dated February 5, 1994 (collectively, the "Agreement"). Company and SGI have agreed to enter into this Second Addendum as it relates to the joint ownership of certain patent rights, as described herein.


NOW, THEREFORE, the parties hereby agree as follows:

1.   Definitions.
     -----------

     (a) Unless otherwise defined in this Second Addendum, all capitalized words used in this Second Addendum shall have the meanings set forth in the Agreement.

     (b) Section 1.8. "COMPANY PRODUCTS" is hereby revised to add the phrase "and/or Foreground Technology" immediately after the term "Developed Technology."

     (c) Section 1.16, "FILING" is hereby revised to add the phrase "or Foreground Technology" immediately after the term "Developed Technology."

     (d) The last sentence of Section 1.23, "TECHNOLOGY", is hereby revised to read as follows:

         Technology is either Background Technology, Developed Technology or Foreground Technology.

     (e) A new Section 1.26 is hereby added to the Agreement as follows:

         1.26 "FOREGROUND TECHNOLOGY" means those inventions listed in Schedule C, excluding Invention 2, that are covered by a claim of a Patent(s) that issues directed to the application of elements of the Background Technology to Company Products (but the claim coverage may be broader than Company Products), which Patent(s) are based on Filings that the parties mutually agree on in writing. The parties acknowledge that the inclusion of Background Technology, Developed Technology or Company Technology in a Foreground Technology Patent claim or disclosure shall not be interpreted as converting such Background Technology, Developed Technology or Company Technology into Foreground Technology.

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     (f) A new Section 1.27 is hereby added to the Agreement as follows:

               1.27 "COPROCESSOR COMMAND SET" means (a) the binary instruction formats for controlling or commanding the signal processor portion of the Coprocessor; and (b) the binary command formats for controlling or commanding the display processor portion of the Coprocessor.

     (g) A new Section 1.28 is hereby added to the Agreement as follows:

               1.28 "MICROCODE/LIBRARIES" means the computer programs developed and delivered by SGI to Company pursuant to this Agreement, which program(s) are to be incorporated into each copy of the Packaged Software and executed by the Coprocessor, and run-time modules of the graphics libraries and audio libraries and the real-time operating system developed and delivered by SGI to Company under this Agreement.

     (h) A new Section 1.29 is hereby added to the Agreement as follows:

               1.29 "PATENT" means letters patent issued under laws of the United States, reissue patents, divisional patents, reexamination patents, continuations, continuations-in-part and the foreign counterparts of any of the foregoing.

     (i) A new Section 1.30 is hereby added to the Agreement as follows:

               1.30 "CROSS LICENSE" means an agreement between either party to this Agreement and a third party, other than a Licensee, effective prior to the Effective Date of this Second Addendum. pursuant to which such party and the third party grant each other licenses to patents developed or acquired during the term of such agreement, which licenses are granted in settlement of infringement claims.

     (j) A new Section 1.31 is hereby added to the Agreement as follows:

               1.31 "COPROCESSOR MICROINSTRUCTION SET" means the binary instruction formats executable by the signal processor portion of the Coprocessor. Binary versions of the Microcode/Libraries are encoded using the Coprocessor Microinstruction Set.

     (k) A new Section 1.32 is hereby added to the Agreement as follows:

               1.32 "COPROCESSOR" means the Application Specific Integrated Circuit developed by SGI pursuant to Schedule A for incorporation in the Consumer Hardware.

     (l) A new Section 1.33 is hereby added to the Agreement as follows:

               1.33 "DEVELOPER'S MANUAL" shall mean all versions of the Nintendo 64 Developer's Manual, covering the topics listed in Schedule D, developed and delivered by SGI to Company pursuant to this Agreement.

     (m) A new Section 1.34 is hereby added to the Agreement as follows:

               1.34 "DEVELOPMENT ENVIRONMENT" shall mean all versions of the software listed in Schedule D, developed and delivered by SGI to Company pursuant to this Agreement for use by Packaged Software developers.

     (n) A new Section 1.35 is hereby added to the Agreement as follows:

               1.35  "MASK WORK" means the layout of the Coprocessor.

2. A new Schedule C, as attached to this Second Addendum, is hereby added to the Agreement.

3. A new Schedule D, as attached to this Second Addendum, is hereby added to the Agreement.

4.   The following is hereby added to the end of Section 6.2 of the Agreement:

     SGI and Company shall use reasonable efforts to pursue and to prosecute Filings applicable to the invention identified as "Invention 2" in Schedule C, which the parties acknowledge is directed primarily to the protection of Developed Technology. As provided in this Section 6.2, Company shall have the administrative responsibility for such Filings.

5.   Confidentiality.  New Sections 8.9, 8.10 and 8.11, which the parties agree
     ---------------
shall be effective as of the effective date of the Agreement, are hereby added to the Agreement as follows:

               8.9 CONFIDENTIALITY OF COMPANY TECHNOLOGY. SGI acknowledges Company's representation that the Company Technology constitutes the valuable proprietary and confidential information of Company, and agrees to (i) retain in confidence the Company Technology, (ii) restrict the use of and access to the Company Technology to its employees to whom disclosure is necessary in connection with this Agreement, and to authorized subcontractors, (iii) appropriately bind each employee to whom any such disclosure is made to hold the Company Technology in confidence, and (iv) not to sell, lease, transfer or otherwise disclose the Company Technology to any third party except as permitted by this Agreement, provided, however, that SGI may disclose the Company Technology to its agents and consultants; if necessary or appropriate in furtherance of SGI's development work under this Agreement, under the terms and conditions of a signed, written confidential disclosure agreement with terms and conditions which prohibit disclosure to other parties, and which are otherwise at least as restrictive as the terms of subsections (i)-(iii) of this Section
          8.9. Without limiting the foregoing, SGI agrees that it will treat the Company Technology with at least the same degree of care as it would its own highly proprietary information.

               8.10 CONFIDENTIALITY OF FOREGROUND TECHNOLOGY. SGI and Company acknowledge that the Foreground Technology constitutes their valuable and proprietary information. Except to the extent that any Foreground Technology is described in any Patent, and except as otherwise agreed in writing by the parties, each of SGI and Company agrees to (i) retain in confidence the Foreground Technology, (ii) restrict the use of and access to the Foreground Technology to its employees to whom disclosure is necessary or permitted in connection with the exercise of their rights in the Foreground Technology as provided in this Agreement, and to authorized licensees and subcontractors, (iii) appropriately bind each employee to whom any such disclosure is made to hold the Foreground Technology in confidence, and (iv) not sell, lease, transfer or otherwise disclose the Foreground Technology to any third party except to licensees permitted by this Agreement and to its agents or consultants under the terms and conditions of a signed, written confidential disclosure agreement with terms and conditions which prohibit disclosure to other parties, and which are otherwise at least as restrictive as the terms of subsections (i)-(iii) of this
          Section 8.10. Without limiting the foregoing, SGI agrees that it will treat the Foreground Technology with at least the same degree of care as it would its own highly proprietary information.

               8.11 CONFIDENTIALITY OF DEVELOPED TECHNOLOGY. SGI and Company acknowledge that the Developed Technology constitutes their valuable and proprietary information. Except to the extent that any Developed Technology is described in any Patent, and except as otherwise agreed in writing by the parties, each of SGI and Company agrees to (i) retain in confidence the Developed Technology, (ii) restrict the use of and access to the Developed Technology to its employees to whom disclosure is necessary or permitted in connection with the exercise of their rights in the Developed Technology as provided in this Agreement, and to authorized licensees and subcontractors, (iii) appropriately bind each employee to whom any such disclosure is made to hold the Developed Technology in confidence, and (iv) not sell, lease, transfer or otherwise disclose the Developed Technology to any third party except to licensees permitted by this Agreement and to its agents or consultants under the terms and conditions of a signed, written confidential disclosure agreement with terms and conditions which prohibit disclosure to other parties, and which are otherwise at least as restrictive as the terms of subsections (i)-
          (iii) of this Section 8.11. Without limiting the foregoing, SGI agrees that it will treat the Developed Technology with at least the same degree of care as it would its own highly proprietary information.

6.   The following is hereby added to the end of Section 9.3(b) of the
Agreement:

          As of the effective date of this Second Addendum, SGI represents and warrants to Company that, to the best of SGI's actual knowledge, SGI has provided Company with a copy of (i) all patent applications filed by SGI whose claims would be infringed by the unauthorized manufacture, use or sale of the Consumer Hardware and/or the Packaged Software incorporating those components of the Consumer Hardware and/or the Packaged Software developed by SGI pursuant to this Agreement; and (ii) all patent applications currently being prepared by SGI whose claims, as currently drafted, would be infringed by the unauthorized manufacture, use or sale of Consumer Hardware and/or the Packaged Software incorporating those components of the Consumer Hardware and/or the Packaged Software developed by SGI pursuant to this Agreement. If, subsequent to the effective date of this Second Addendum, SGI learns of any such patent application or if any such claim is added to any such application, SGI shall promptly notify Company.

7.   Intellectual Property Indemnity.  Sections 9.5 and 9.6 of the Agreement are
     -------------------------------
hereby deleted in their entirety and replaced with the following:

               9.5 SGI INTELLECTUAL PROPERTY INDEMNIFICATION. SGI will defend, indemnify, and hold harmless Company and its Affiliates, directors, officers, employees and agents against any claim, suit or proceeding alleging that the Background Technology or SGI's contributions to the Foreground Technology or the Developed Technology or use thereof infringes or misappropriates any U.S. or Japanese copyright, mask work, trade secret, patent or other intellectual property, proprietary or contract rights of any third party and against any damages or liability resulting from such claim, suit or proceeding, including, without limitation, reasonable attorneys' fees and other costs and expenses, provided that (i) Company gives SGI notice of the claim, suit or proceeding promptly after commencement thereof (or, if later, promptly after Company learns that such claim, suit or proceeding relates to the Background Technology or SGI's contribution to the Foreground Technology or the Developed Technology), (ii) SGI may not settle any claim, suit or proceeding without the prior, written consent of Company which consent shall not be unreasonably withheld, provided that if Company refuses to consent to settlement acceptable to the plaintiff(s) and proposed by SGI to Company, SGI's total liability under this Section 9.5 shall be limited to the amount of the proposed settlement and attorney's fees incurred as of the date of SGI's request for Company's consent, and (iii) Company provides SGI with all reasonable assistance requested by SGI in connection with the defense and/or resolution of any such claim, suit or proceeding, at SGI's expense. Notwithstanding the defense obligation of SGI under this Section 9.5, Company shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit or proceeding, and SGI shall cooperate with Company and such counsel. If there is a final determination of infringement or misappropriation, SGI shall, at its option, use reasonable efforts to,
          (i) replace or modify any component of the Background Technology or SGI's contribution to the Foreground Technology or the Developed Technology with a functionally equivalent noninfringing component that conforms to the requirements of this Agreement, or (ii) obtain a license for Company to use such Background Technology or SGI's contribution to the Foreground Technology or the Developed Technology. Notwithstanding the foregoing, SGI shall have no liability for a claim, suit or proceeding to the extent based on (a) modification of the Background Technology or SGI's contribution lo the Foreground Technology or the Developed Technology by or for Company (other than by SGI), or (b) Company's use of the Background Technology or SGI's contribution to the Foreground Technology or the Developed Technology with Accessories not supplied by SGI, or (c) Company's use of a version of the Background Technology or SGI's contribution to the Foreground Technology or the Developed Technology that was not at the time of use the most recent version provided by SGI to Company. For purposes of this Section 9.5, SGI's contributions to the Foreground Technology or the Developed Technology shall include any technology developed by SGI subcontractors. SGI'S LIABILITY UNDER THIS SECTION
          9.5 SHALL IN NO EVENT EXCEED THE DEVELOPMENT FEES AND ROYALTIES PAID BY COMPANY TO SGI UNDER THIS AGREEMENT.

               9.6 COMPANY INTELLECTUAL PROPERTY INDEMNIFICATION. Company will defend, indemnify, and hold harmless SGI and its Affiliates, directors, officers, employees and agents against any claim, suit or proceeding alleging that the Company contributions to the Foreground Technology or the Developed Technology or use thereof infringes or misappropriates any U.S. or Japanese copyright, mask work, trade secret, patent or other intellectual property, proprietary or contract rights of any third party and against any damages or liability resulting from such claim, suit or proceeding, including, without limitation, reasonable attorneys' fees and other costs and expenses, provided that (i) SGI gives Company notice of the claim, suit or proceeding promptly after commencement thereof (or, if later, promptly after SGI learns that such claim, suit or proceeding relates to the Company contributions to the Foreground Technology or the Developed Technology), (ii) SGI gives Company sole authority to defend and/or resolve any such claim, suit or proceeding or the portion thereof relating to the Company contributions to the Foreground Technology or the Developed

          Technology, and (iii) SGI provides Company with all reasonable assistance requested by Company in connection with the defense and/or resolution of any such claim, suit or proceeding, at Company's expense. Notwithstanding the defense obligation of Company under this
          Section 9.6, SGI shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit or proceeding, and Company shall cooperate with SGI and such counsel. Notwithstanding the foregoing, Company shall have no liability for a claim, suit or proceeding to the extent based on (a) modification of the Company contributions to the Foreground Technology or the Developed Technology or (b) SGI's use of the Company contributions to the Foreground Technology or the Developed Technology with equipment or components not supplied by Company. For purposes of this Section 9.6, Company's contributions to the Foreground Technology or the Developed Technology shall include any technology developed by Company subcontractors. COMPANY'S LIABILITY UNDER THIS SECTION 9.6 SHALL IN NO EVENT EXCEED THE DEVELOPMENT FEES AND ROYALTIES PAID BY COMPANY TO SGI UNDER THIS AGREEMENT.

8.   Rights in Foreground Technology. A new Article 14.0 is hereby added to the
     -------------------------------
Agreement as follows:

          14.0  RIGHTS IN FOREGROUND TECHNOLOGY.

               14.1 JOINT OWNERSHIP. Subject to the terms and conditions of this Agreement, SGI and Company shall jointly own, in equal, undivided shares (and each party hereby assigns to the other an equal, undivided interest in) all right, title and interest in the Foreground Technology (whether developed in whole or in part by SGI or by Company), and title to all patents issued thereon shall be joint.

               14.2 SGI RIGHTS IN FOREGROUND TECHNOLOGY. Subject to the provisions of Section 6.4(a), which shall apply to the Foreground Technology as well as the Background Technology, SGI shall have the unrestricted right to use the Foreground Technology and to license any third party to use the Foreground Technology without the consent of Company, and without any duty to account to or to share proceeds with Company, on account of such use or licensing of the Foreground Technology. SGI's rights in the Foreground Technology shall survive the expiration or termination of this Agreement and shall continue until the expiration of the last Patent to expire that would be infringed by the manufacture, use or sale of any Foreground Technology.

               14.3  COMPANY RIGHTS IN FOREGROUND TECHNOLOGY.   Notwithstanding
          Company's joint ownership rights in the Foreground Technology, Company agrees that Company shall only have (a) the worldwide, nontransferable (except to

          Company's authorized subcontractors) right to use the Foreground Technology only in combination with the Licensed Background Technology and the Developed Technology for purposes of the design, manufacture, use, sale and/or distribution of Company Products, and (b) the worldwide right to grant nonexclusive licenses to Licensees to use the Foreground Technology, only in combination with the Licensed Background Technology and the Developed Technology, for purposes of the design, manufacture, use, sale and/or distribution of Packaged Software, Accessories, Coin Operated Software and/or Coin Operated Hardware. All such licenses shall be in writing and shall be pursuant to a form of agreement incorporating license grant and proprietary rights provisions approved in writing by SGI, which approval shall not be unreasonably withheld. Company shall have no obligation to obtain the consent of SGI, or to account to or to share proceeds with SGI, on account of such licensing or use of the Foreground Technology as permitted in this Section 14.3. Company's rights in the Foreground Technology shall commence as of the effective date of this Second Addendum and shall survive the expiration of the term of this Agreement and shall continue until the expiration of the last Patent to expire that would be infringed by the unauthorized manufacture, use or sale of any Foreground Technology. If the parties succeed in obtaining Patents, which they would jointly own, and which would be infringed by the manufacture, use or sale of any Foreground Technology, SGI will not assert a claim against Company or a Licensee for infringement of any such Patent on account of Company's or a Licensee's manufacture, use or sale of such Foreground Technology in products other than Company Products; provided, however, that SGI reserves the right to assert a claim against Company for breach of this Agreement if Company manufactures, uses, sells or licenses any products other than Company Products which use Foreground Technology.

               14.4  COOPERATION OF THE PARTIES IN FILINGS.   The parties shall
          use reasonable efforts to pursue and prosecute Filings applicable to the Foreground Technology. All Filings applicable to the Foreground Technology will be made at a time when appropriate during the development or after completion of the Foreground Technology under the names of both parties as joint owners. Company shall have the primary administrative responsibility for Filings with respect to the Foreground Technology, and the parties will cooperate with respect to Filings on the Foreground Technology (including with respect to claim amendments). Silicon Graphics will bear all fees and out-of-pocket expenses payable to Sterne, Kessler, Goldstein and Fox in connection therewith, and Company shall bear all other filing fees, attorneys' fees and out-of-pocket expenses incurred in connection therewith. As used herein, "administrative responsibility" means the preparation of any documents required for a Filing, and the submission thereof to the appropriate governmental entity. If SGI has not yet received a proposed Filing from Company on an item of Foreground Technology, and SGI believes that a Filing should be made with respect thereto, SGI may submit a written request to Company that Company proceed with the preparation of such Filing, provided, however, that Company may, in its sole discretion, proceed or decline to proceed with the preparation of such Filing. If Company declines to prepare and submit a Filing on an item of Foreground Technology, SGI may proceed with the preparation and submission of such Filing at SGI's expense. In either case. a party preparing a Filing shall submit such Filing to the other party for its review and approval prior to any submission to any governmental entity. A Filing shall be deemed accepted by the receiving party if the receiving party does not provide written notice of rejection to the submitting party within thirty (30) (or such shorter period as the parties may agree upon) days after the submitting party's notice thereof. If a party rejects a Filing, it shall include with its rejection notice a detailed description of its reason(s) for rejection, and shall make specific suggestions as to any modifications which it believes should be made to the form or content of such Filing prior to submission. If the submitting party believes that the modifications suggested by the receiving party are inappropriate, the submitting party's Coordinator shall contact the receiving party's Coordinator, and the Coordinators shall arrange and hold a meeting or discussion between appropriate representatives of the parties, at a mutually acceptable time and place, to determine a mutually acceptable form, content and time for the proposed Filing. Each party shall provide the other with copies of any correspondence, materials or communications submitted to or received from a governmental entity or a third party relating to any Filing. SGI will provide such information regarding the Background Technology, Foreground Technology and Developed Technology as Company may reasonably request for purposes of permitting Company and its advisors to evaluate actual or potential infringement claims directed at Company Products. Nothing in this Section 14.4 shall be interpreted to expand SGI's obligations under Section 9.5.

               14.5  ENFORCEMENT OF RIGHTS IN FOREGROUND TECHNOLOGY.   Before
          initiating any action against an alleged infringer of any rights in the Foreground Technology, each party (the "Enforcing Party") shall contact the other party to confirm that the alleged infringer has not been granted a license to use the Foreground Technology by the other party or has not purchased from the other party products whose use would entitle the alleged infringer to use the Foreground Technology. If the alleged infringer has not obtained such a license or purchased such products, the Enforcing Party shall have the right, without further consent of the other party, to take such steps as it chooses, in its sole discretion, to enforce its rights as joint owner of the Foreground Technology, and the other party shall provide such reasonable assistance as the Enforcing Party may request in connection therewith, provided either that such assistance does not require any out-of-pocket expenditures by the other party or that the Enforcing Party agrees to reimburse any such out-of-pocket expenses incurred by the other party. The

          Enforcing Party shall be entitled to retain all amounts recovered from the alleged infringer in connection with the litigation and/or settlement of any such action. The Enforcing Party shall defend, indemnify and hold harmless the other party and its Affiliates from and against any claim, suit or proceeding initiated against the other party by any alleged infringer in connection with or in response to actions initiated against the alleged infringer by the Enforcing Party, provided that (i) the other party gives the Enforcing Party notice of the claim, suit or proceeding promptly after commencement thereof, (ii) the other party gives the Enforcing Party sole authority to defend and/or resolve any such claim, suit or proceeding, and (iii) the other party gives the Enforcing Party all reasonable assistance requested by the Enforcing Party in connection with the defense and/or settlement of the claim, suit or proceeding, at the Enforcing Party's expense.

               14.6  MICROCODE/LIBRARIES, COPROCESSOR COMMAND SET, COPROCESSOR
          MICROINSTRUCTION SET, AND MASK WORK.   SGI will deliver to Company the
          Microcode/Libraries, in source code and object code forms, the Microcode/Libraries development environment, and documentation of the Coprocessor Command Set and the Coprocessor Microinstruction Set, at a time to be mutually agreed upon in writing by SGI and Company. SGI and Company acknowledge and agree that (a) the Developed Technology is implemented in part in each of the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor Microinstruction Set, and the Mask Work; (b) subject to SGI's rights in the Licensed Background Technology embodied in each of them, Company shall own any and all copyrights in the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor Microinstruction Set, the Developer's Manual and the Development Environment; (c) subject to SGI's rights in the Licensed Background Technology embodied in the Coprocessor, SGI and Company shall jointly own the mask work rights in the Mask Work; and (d) all Developed Technology incorporated in the Microcode/Libraries, Coprocessor Command Set, Coprocessor Microinstruction Set, and the Mask Work shall be subject to the provisions of Sections 6.4 and 6.5 applicable to the Developed Technology. Company hereby grants to SGI a paid-up, nonexclusive, irrevocable, worldwide license to duplicate, distribute, modify, enhance, sublicense and otherwise use or exploit the Microcode/Libraries, the Coprocessor Command Set, the Coprocessor Microinstruction Set and the Development Environment, subject only to the provisions of Sections 6.4, 6.5, 14.8 and 14.9.

               14.7  FOREGROUND TECHNOLOGY CROSS LICENSES.   Notwithstanding the
          parties' joint ownership of the Foreground Technology, neither party shall have the right to license the Foreground Technology to a third party pursuant to a Cross License unless it obtains the prior, written agreement of the other party to this Agreement.

               14.8  LIMITATIONS ON SGI'S USE OF DEVELOPED TECHNOLOGY.   In
          addition to the provisions of Sections 6.4 and 6.5, SGI agrees during the term of this Agreement that SGI shall not manufacture, have manufactured, use, license or sell the Coprocessor except to the extent permitted by Section 6.5.

               14.9 NO COMPATIBLE PROGRAM, DEVICE OR THING. During the term of this Agreement, except as otherwise permitted by Company or as permitted by Section 6.5(b) (which is intended to allow SGI hardware and software to be used for Packaged Software development by Packaged Software developers authorized by Company):

               (a) SGI will not license any third party to use, distribute or publish and will not itself use, distribute or publish any version of the Microcode/Libraries or other computer program, device or thing that, in unmodified form, (i) would enable video game software or non-video game software authorized by Company to be used with devices other than Company Products, or (ii) would enable video game software or non-video game software which has not been authorized by Company to be used with Company Products;

               (b) SGI will not disclose, use or license any third party to use, the binary format of the Coprocessor controller registers or the binary addresses associated with the Coprocessor controller registers; and

               (c) SGI will not disclose or use, or license any third party to use, the binary command formats for controlling or commanding the display processor portion of the Coprocessor.

               14.10  SOFTWARE DEVELOPMENT BY COMPANY AND LICENSEES.   As an
          owner of the copyrights in the Microcode/Libraries and the Coprocessor Microinstruction Set, the Developer's Manual and the Development Environment Company shall have the right to develop, reproduce and distribute derivative works thereof, and to grant Licensees the right to develop, reproduce and distribute derivative works thereof. SGI makes no claim of rights in any portions of such derivative work(s) developed by Company and/or any Licensee.

9.   Warranty Exclusion.  Section 9.2. "Warranty Exclusion"s shall be amended to
     ------------------
insert the phrase "or Foreground Technology" immediately following the phrase "Developed Technology", wherever it appears in such section.

10.  Limitation of Liability. Article 10.0 is hereby revised to read as follows:
     -----------------------

          10.0 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL,

          CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, INABILITY TO USE THE BACKGROUND TECHNOLOGY, THE FOREGROUND TECHNOLOGY, OR OTHERWISE. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER EXCEED THE TOTAL AMOUNT PAYABLE BY COMPANY TO SGI UNDER THIS AGREEMENT. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF THE PARTIES ARISING OUT OF THIS AGREEMENT.

     11.  Survival of Obligations. Section 11.4 is hereby revised to add the
          -----------------------
provisions of Article 14.0 to the list of provisions setting forth rights and obligations of the parties that survive termination of the Agreement.

     12.  Effect of Addendum. Except as amended and supplemented by this Second
          ------------------
Addendum, the Agreement remains in effect pursuant to its terms, and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Second Addendum as of the date first written above.

     NINTENDO CO., LTD.                          NINTENDO OF AMERICA INC.

     By:   /s/ [not legible]                     By:   /s/ John [not legible]
        -------------------------------             ----------------------------
     Title: Senior Managing Director             Title: Executive Vice President
            ---------------------------                -------------------------


     SILICON GRAPHICS, INC.                      MIPS TECHNOLOGIES, INC.

     By:  /s/ Thomas Jermoluk                    By:  /s/ John Bourgoin
        -------------------------------             ----------------------------
     Title: President & Chief                    Title: President
            ---------------------------                -------------------------
            Operating Officer
            ---------------------------

                                   SCHEDULE C

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[XXXXXX]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
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                                   SCHEDULE D

Developer's Manual covers the following topics:

 .  Release Notes for this version of the software.
 .  Hardware & Software Installation and Troubleshooting.
 .  System Overview -
     Overview of the Hardware Architecture, Run-time Software Architecture, and Compilation.
 .  Operating System Overview -
     Discussion of the organization of the N 64 Operating System and how to use it. Includes Threads, Scheduling, Pre-emption, Input/Output Subsystem Control (Video Interface, Audio Interface, Parallel Interface, and Controller Interface), and Memory Management.
 .  Graphics, Reality Signal Processor (RSP) Operation -
     How to use Display Lists and Display List Hierarchies, Segments, Managing the cache, Using matrices, Vertex State, Lighting, Materials, Textures, Fog, Clipping and Culling.
 .  Graphics, Reality Display Processor (RDP) Operation -    RDP Pipeline
     Description, RDP State, Scissoring, Detailed descriptions of each part of the RDP Pipeline --these include the Rasterizer (RS), Texture Engine
     (TX), Texture Filter (TF), Color Combiner (CC), Blender (BL), and Memory Interface (MI), Use of Texture Mapping, including the interface, Texture Memory (TMEM), Texture attributes, pipeline, Level-of-Detail (LOD), MIP-mapping, and special effects. Also, a discussion of the Sprite library, including the interface, Sprite structures. Sprite attributes. and tricks.
 .  The Audio Library -
     Overview of the Audio system, including low-level discussion of the Sound Player, Sequence Player, and Synthesis Driver. Includes descriptions of the interface for each, as well as how to use special effects such as vibrato, and how to write a custom Audio Driver which interfaces with the Synthesis Driver.
 .  Audio Tools -
     How to use the instrument Compiler (ic) for creating sound banks, the ADPCM tools to create individual sounds and effects, and the MIDI tools to create and modify MIDI song files.
 .  Audio File Format - Details of the audio file format structures.
 .  Using Audio Tools - Performance Tips and Hints, and various examples.
 .  Scheduling Audio and Graphics Tasks -
     Discusses the use of the scheduler (optional), how to create command lists and manage the proportions of CPU time which the audio tasks and graphics task receive. Describes the scheduler interface and hints for utilizing it most effectively.
 .  Development Tools, Debugger -
     Details about the use of the debugger, as well as how it interfaces with the host workstation to provide feedback to the developer.
 .  Performance Tuning -
     Hints and tips on getting the most performance out of the N 64. Sections include Geometry Tuning, Raster Tuning, CPU Tuning, and Data Reduction.

Development Environment consists of:

 .  Game Shop:   the debugger for runtime debugging on the N 64.

 .  dmedia_eoe:  contains the midi kernel device driver that enables an SGI
                System with IRIX 5.3 installed to interface with a MIDI device; this is necessary to support N 64 audio development tools.

 .  Ultra:       contains the runtime operating system/audio/graphics libraries for Packaged Software development. Also contains tools to build ROM images and sample programs.